Exhibit 99.1

Investor Contacts:
Universal Power Group, Inc.	Cameron Associates
Mimi Tan, 469-892-1122	Amy Glynn, CFA, 212-554-5464
tanm@upgi.com	amy@cameronassoc.com

Universal Power Group Reports Fourth Quarter and Year
End 2006 Financial Results

Recent Highlights:

  Consummated Initial Public Offering (“IPO”) in December 2006
  Generated Double-Digit Sales and Earnings Growth for the Fourth Quarter And Full Year 2006 (Excluding stock based compensation expense)
  Executed on Previously Announced Strategic Growth Initiatives

  CARROLLTON, Texas — March 5, 2007 — Universal Power Group, Inc. (AMEX: UPG), a leading provider of third-party logistics and supply chain management services and a global distributor of batteries, security products and related portable power products, today announced its financial results for the fourth quarter and year ended December 31, 2006.

  For the three month period ended December 31, 2006, UPG reported revenue growth of 15.3% to $24.6 million, compared to $ $21.3 million in the prior year period. The increase in revenue was driven primarily by sales volume increases in batteries and battery-related and battery-powered products, as well as price increases implemented by UPG. Excluding stock-based compensation expense and the related tax effects, for the fourth quarter of 2006, UPG recorded net income of $0.5 million.

  Taking into account stock-based compensation expense and the related tax effects, UPG recorded a net loss of $0.9 million, or $0.29 per share loss, in the fourth quarter of 2006.

  For the full year ended December 31, 2006, revenue increased 14% to $92.6 million, from $81.3 million for the full year 2005. Excluding stock-based compensation expense and the related tax effects, net income was $1.6 million, compared to $1.1 million, in 2005. Taking into account stock based compensation expense and the related tax effect, net income for 2006 was $0.3 million or $0.10 per share.

  Stock based compensation expense for 2006 was $2.2 million and reflects the fair value of options granted in December 2006 simultaneous with the effectiveness of UPG’s IPO. For financial reporting purposes, the value of the options was recorded as an expense in the fourth quarter of 2006 even though there was no cash expenditure. While UPG expects to grant stock options to its employees and directors in future periods, UPG cannot predict the financial statement impact of those grants at this time.

  On December 31, 2006, UPG had cash and cash equivalents of $13.0 million. On December 21, 2006, UPG completed its IPO, selling 2.0 million shares of its common stock at $7.00 per share. Total shares issued and outstanding following the IPO are 5.0 million. Total net proceeds received by UPG from the offering were approximately $11.9 million. The IPO proceeds enable UPG to execute on several previously announced growth initiatives, such as the purchase of new warehouse management system and the expansion of its warehouse facility.

  Randy Hardin, President and CEO, commented, “We are pleased to report strong sales and earnings growth in the fourth quarter, which resulted largely from continued demand for our products and services by new and existing customers. However, the key highlight over the past several months was the completion of our IPO. With $13 million in cash on the balance sheet as of year-end 2006, we now have greater financial flexibility to support our long-term growth objectives.

  “We expect to see continued growth in both the battery and supply chain management industries and our goal is to capitalize on this expected growth. For example, we are currently in the process of implementing a new warehouse management system, which should enhance our service offerings and enable UPG to strengthen and expand existing customer relationships, and attract new ones. We are also focused on expanding our distribution centers and our products and service offerings to more readily address the needs of our customers. We are excited about the prospects ahead for UPG and believe we are well-positioned to continue to grow our market share in our dynamic industries.”

  Outlook for 2007

  UPG currently expects 10% growth for the full-year 2007 in net sales and operating income (excluding charges relating to stock-based compensation).

  About Universal Power Group, Inc.

  Universal Power Group, Inc. (www.upgi.com) is a leading provider of third-party logistics and supply chain management services and a global distributor of batteries, security products and related portable power products to various industries. UPG’s supply chain services include procurement, warehousing, inventory management, distribution, fulfillment, and value-added services such as sourcing, custom battery pack assembly, coordination of battery recycling efforts, custom kitting, and product development. UPG’s range of product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, related portable power products, 12-volt DC accessories, and security products such as alarm panels, perimeter controls, speakers, sirens, and more.

  Forward-Looking Statements

  Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

  UNIVERSAL POWER GROUP, INC.

  UNAUDITED BALANCE SHEETS

  ASSETS

	December 31,

	2006	2005

CURRENT ASSETS
Cash and cash equivalents	$13,036,447	$ 176,295
Accounts receivable:
Trade, net of allowance for doubtful accounts
of $114,257 and $200,002	10,171,055	8,405,089
Other (including $186,617 and $121,086
from related party)	211,854	235,305
Inventories – finished goods, net of allowance for
obsolescence of $200,715 and $150,715	22,571,534	19,110,278
Current deferred tax asset	1,087,163	187,300
Prepaid expenses and other current assets	571,073	606,281

Total current assets	47,649,126	28,720,548

PROPERTY AND EQUIPMENT
Machinery and equipment	595,902	557,683
Furniture and fixtures	288,457	239,639
Leasehold improvements	188,691	181,232
Vehicles	151,598	151,597

	1,224,648	1,130,151
Less accumulated depreciation and amortization	(787,554)	(633,356)

Net property and equipment	437,094	496,795

OTHER ASSETS	33,073	34,923

TOTAL ASSETS	$48,119,293	$29,252,266

  UNIVERSAL POWER GROUP, INC.

  UNAUDITED BALANCE SHEETS (Continued)

  LIABILITIES AND SHAREHOLDER’S EQUITY

	December 31,
	2006	2005

CURRENT LIABILITIES
Line of credit	$14,573,595	$ 9,261,435
Accounts payable	11,543,002	12,387,887
Accrued liabilities	405,070	224,151
Due to former parent		2,769,929
Current portion of capital lease obligations	18,726	20,977
Current portion of deferred rent	15,423	42,637

Total current liabilities	26,555,816	24,707,016

CAPITAL LEASE OBLIGATIONS, less current portion	6,613	25,339
NOTES PAYABLE TO FORMER PARENT	5,850,000
NON-CURRENT DEFERRED TAX LIABILITY	64,663	53,728
DEFERRED RENT, less current portion	206,975	210,510

Total liabilities	32,684,067	24,996,593

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER’S EQUITY
Common stock - $0.01 par value, 50,000,000 shares
authorized, 5,000,000 and 3,000,000 shares issued
and outstanding	50,000	30,000
Additional paid-in capital	15,385,226	3,822,597
Retained earnings	—	403,076

Total shareholder’s equity	15,435,226	4,255,673

TOTAL LIABILITIES AND
SHAREHOLDER’S EQUITY	$48,119,293	$29,252,266

UNIVERSAL POWER GROUP, INC.

UNAUDITED STATEMENTS OF OPERATIONS

	For the three months ended							For the year ended
	December 31,							December 31,
					% Inc					% Inc
	2006	%	2005	%	(Dec)	2006	%	2005	%	(Dec)

Net sales	$24,566,568	100	$21,314,414	100	15.3	$92,583,521	100	$81,275,175	100	13.9

Cost of sales	21,083,622		18,772,841			79,426,270		70,960,235

Gross profit	3,482,946	14.2	2,541,573	11.9	37.0	13,157,251	14.2	10,314,940	12.7	27.6

Operating
expenses	4,706,955		1,990,926			11,803,071		7,888,475

Operating
income
(loss)	(1,224,009)		550,647			1,354,180		2,426,465

Other income
(expense)
Interest
expense	(237,553)		(143,462)			(833,731)		(490,096)
Interest
income	22,077		–			40,109		1,599
Other, net	-		10,152			-		10,151
Total other
expense	(215,476)		(133,310)			(793,622)		(478,346)

Income (loss)
before
provision
for income
taxes	(1,439,485)		417,337			560,558		1,948,119
Provision for
income taxes	559,090		(173,726)			(272,645)		(813,783)

Net income
(loss)	($880,395)	(3.6)	$243,611	1.1	(461.4)	$287,913.3		$1,134,336	1.4	(74.6)

Net income
(loss) per
share
Basic	$(0.29)		$0.08			$0.10		$0.38
Diluted	$(0.29)		$0.08			$0.07		$0.38
Weighted
average
shares
outstanding
Basic	3,088,889		3,000,000			3,021,918		3,000,000
Diluted	3,088,889		3,000,000			4,174,817		3,000,000

  UNIVERSAL POWER GROUP, INC.

  UNAUDITED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2006	2005

CASH FLOWS FROM OPERATING
ACTIVITIES
Net income	$287,913	$1,134,336
Adjustments to reconcile net income to
net cash provided by (used in)
operating activities:
Depreciation and amortization of
property and equipment	154,197	137,978
Provision for bad debts	126,127	48,187
Provision for obsolete inventory	50,000	55,962
Deferred income taxes	(888,928)	2,301
Loss on disposal of property and
equipment	—	962
Non-cash compensation – stock
options	2,175,035	—
Non-cash tax expense	1,088,633	__
Change in operating assets and
liabilities:
Accounts receivable – trade	(1,892,093)	(1,104,788)
Accounts receivable – other	88,982	77,356
Inventories	(3,511,256)	(5,913,069)
Prepaid expenses and other current
assets	1,850	(214,237)
Other assets	35,208	2,724
Accounts payable	(844,885)	5,305,613
Accrued liabilities	180,919	58,811
Due to former parent	(334,711)	811,482
Deferred rent	(30,749)	(8,696)

Net cash provided by (used in)
operating activities	(3,313,758)	394,922

CASH FLOWS FROM INVESTING
ACTIVITIES
Purchase of property and equipment	(94,496)	(185,649)

CASH FLOWS FROM FINANCING
ACTIVITIES
Net activity on line of credit	5,312,160	734,532
Net proceeds from IPO	11,941,223	—
Payments on capital lease obligations	(20,977)	(20,968)
Payment of dividends to former parent	(964,000)	(882,491)

Net cash provided by (used in)
financing activities	16,268,406	(168,927)

  UNIVERSAL POWER GROUP, INC.

  UNAUDITED STATEMENTS OF CASH FLOWS (CONTINUED)

	Year Ended December 31,

	2006	2005

NET INCREASE IN CASH
AND CASH EQUIVALENTS	$12,860,152	$ 40,346
Cash and cash equivalents at beginning
of year	176,295	135,949

Cash and cash equivalents at end of
year	$13,036,447	$176,295

SUPPLEMENTAL DISCLOSURES
Income taxes paid	$ 72,939	$ 74,243

Interest paid	$ 833,731	$490,096

SUPPLEMENTAL SCHEDULE OF
NONCASH INVESTING AND
FINANCING ACTIVITIES
Payable to former parent converted to note
payable	$2,850,000	$ —

Dividends due to former parent	$3,000,000	$269,180

  Non-GAAP Measures

  UPG has elected to provide guidance on a pro forma non-GAAP basis, by excluding stock-based compensation from net income, believing that it provides meaningful information for the Company in evaluating operations and managing and benchmarking performance. UPG has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of the Company’s business outlook and to illustrate the effect that future performance could have. The pro forma non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

  A reconciliation of cash operating expenses and non-cash items for the fourth quarter of 2006 and the year ended December 31, 2006 is shown below.

	For the three months ended	For the year ended
	December 31, 2006	December 31, 2006

Net sales	$24,566,568	$92,583,521

Cost of sales	21,083,622	79,426,270

Gross profit	3,482,946	13,157,251

Operating expenses	4,706,955	11,803,071

Operating income (loss)	(1,220,078)	1,354,180

Other expense	(215,476)	(793,622)

Income (loss) before (provision)
benefit for income taxes	(1,439,485)	560,558
(Provision) benefit for income
taxes	559,090	(272,645)

Net income (loss)	($880,395)	$ 287,913

Non-GAAP adjustments:
Non-cash stock option
compensation expenses	$ 2,175,035	$ 2,175,035
Approximate federal income tax
adjustment associated with
stock option compensation
expenses	(837,388)	(837,388)

Net Non-GAAP adjustments	1,337,647	1,337,647

Non-GAAP net income before option
compensation expenses	$ 457,252	$ 1,625,560